EXHIBIT 10.8

                 AMENDED EMPLOYMENT AGREEMENT OF GEORGE E. IRWIN

                           DATED AS OF AUGUST 1, 2003

                                TABLE OF CONTENTS

1.       Termination of 1998 Employment Agreement; Continued
         Employment; Duties.................................................1

         a.       Employment................................................1

         b.       Offices...................................................1

         c.       Duties Through August 31, 2003............................2

         d.       Duties During September, 2003.............................2

         e.       Duties From October 1, 2003 Through
                  September 30, 2004........................................2

         f.       Duties after September 30, 2004...........................3

2.       Base Compensation..................................................3

         a.       Base Compensation Through September 30, 2004..............3

         b.       Base Compensation After September 30, 2004................3

         c.       No Bonus..................................................3

3.       Term     ..........................................................3

4.       Stock Options......................................................3

5.       Other Benefits.....................................................4

         a.       Participation in 401(k), Medical and Insurance Plans......4

         b.       Executive Supplemental Retirement Income Agreement........4

         c.       Expenses..................................................4

         d.       Car Allowance.............................................5


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6.       Loyalty; Restrictive Covenants.....................................5

         a.       Devotion to Performance...................................5

         b.       Noncompetition and Nonsolicitation Covenants..............5

         c.       Investments...............................................6

7.       Standards..........................................................6

8.       Vacation and Personal Needs........................................6

9.       Termination and Termination Pay....................................7

         a.       Death.....................................................7

         b.       Just Cause................................................7

         c.       Termination or Suspension Under Federal Law...............8

         d.       Voluntary Termination by Employee;
                  Covenant Not to Compete...................................8

10.      No Mitigation......................................................8

11.      Dispute Resolution.................................................9

12.      Confidentiality of Information; Nondisclosure  Covenant............9

13.      Reasonability of Covenants; Injunctive Relief......................9

         a.       Reasonability of Restrictive Covenants....................9

         b.       Injunctive Relief.........................................9

14.      Representation of Employee.......................................10

15.      Redemption of Stock and Assignment of Insurance..................10

         a.       Redemption of Employee's GCB Stock......................10

         b.       Assignment of Insurance.................................10

16.      Successors and Assigns...........................................11

         a.       Acquisition of GCB or Bank..............................11


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         b.       No Assignment by Employee...............................11

17.      Joint and Several Liability......................................11

18.      Amendments.......................................................11

19.      Entire Agreement; 1998 Employment Agreement Superceded...........11

20.      Release  11

21.      Applicable Law...................................................12

         a.       State Law...............................................12

         b.       Compliance with Law and Regulation......................12

22.      Severability.....................................................12

23.      Headings 12

24.      Counsel Fees.....................................................12


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                 AMENDED EMPLOYMENT AGREEMENT OF GEORGE E. IRWIN

     THIS AGREEMENT entered into as of August 1, 2003, by and among GREATER COMMUNITY BANK (formerly Great Falls Bank), a New Jersey commercial banking corporation having its principal place of business at 55 Union Boulevard, Totowa, New Jersey 07512 ("Bank"), GREATER COMMUNITY BANCORP, a New Jersey business corporation having its principal place of business at 55 Union Boulevard, Totowa, New Jersey 07512 ("GCB"), and GEORGE E. IRWIN, residing at 76 Schindler Way, Fairfield New Jersey 07004 ("Employee").

                                R E C I T A L S :

     A. Bank is engaged in the business of commercial banking (the "Bank's Business"). Bank's headquarters are in Totowa, New Jersey and it operates from banking offices in Passaic County and Morris County, New Jersey.

     B. GCB owns Bank.

     C. Employee has been employed for many years as GCB's President and Chief Executive Officer and as Bank's President and Chief Executive Officer, and is experienced in the business of banking.

     D. Since July 31, 1998, the terms of Employee's employment have been governed by an agreement entitled "Employment Agreement of George E. Irwin" dated July 31, 1998 (the "1998 Employment Agreement").

     E. Bank and GCB wish to continue to employ Employee, and Employee wishes to continue in such employment, on the terms and subject to the conditions described in this Agreement.

     NOW, THEREFORE, in consideration of the foregoing Recitals, the mutual promises and covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, it is AGREED as follows:

     1. Termination of 1998 Employment Agreement; Continued Employment; Duties.
        -----------------------------------------------------------------------

        a. Employment. The 1998 Employment Agreement is terminated and
           ----------
superseded in its entirety by this Agreement. Effective with the commencement of business on August 1, 2003, Bank and GCB hereby continue Employee's employment, and Employee hereby accepts such continued employment by GCB and Bank, on the terms and subject to the conditions set forth in this Agreement.

        b. Offices. Employee will continue to serve as Bank's President and
           -------
Chief Executive Officer and GCB's President and Chief Executive Officer until the close

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of busifness on August 31, 2003. Employee will also continue to serve as a
Director of GCB and Bank until August 31, 2003. Concurrently with the execution of this Agreement, Employee is submitting his resignation from such offices and from all other offices of GCB, its subsidiaries and affiliates, effective the close of business on August 31, 2003.

     c. Duties Through August 31, 2003. Through the close of business on August
        -------------------------------
31, 2003, subject to the direction of the respective Boards of Directors of GCB and Bank, Employee will continue to have responsibility for the general management and control of the business and affairs of GCB, Bank and their subsidiaries, and will perform all duties and will have all powers which are commonly incident to the offices of President and Chief Executive Officer or which, consistent therewith, are delegated to him by the respective Boards of Directors of Bank and GCB. Such duties include, but are not limited to, (1) managing the day-to-day operations of GCB and Bank, (2) managing the efforts of GCB and Bank to comply with applicable laws and regulations, (3) promotion of GCB and Bank and their services, (4) supervising other employees of GCB and Bank, (5) providing prompt and accurate reports to the Boards of Directors of GCB and Bank regarding the affairs and condition of GCB, Bank and their subsidiaries, respectively, and (6) making recommendations to the Boards of Directors of GCB and/or Bank, as the case may be, concerning the strategies, capital structure, tactics, and general operations of GCB and/or Bank. During such time Employee will devote his full business time and attention to the business of GCB and Bank, as provided in subparagraph 6.a.

        d. Duties During September, 2003. During the calendar month of
           ------------------------------
September, 2003, Employee will have such duties and responsibilities, consistent with his knowledge and experience, as are reasonably delegated to him by the respective Boards of Directors and Chief Executive Officers of Bank and GCB. Employee agrees to accept the titles, and to exercise the duties and responsibilities of offices, to which he may be appointed. Employee will use his best efforts to effectuate an orderly transition to those individuals assuming Employee's former responsibilities. Employee will continue to devote his full business time and attention to the business of GCB and Bank during the calendar month of September, 2003.

        e. Duties From October 1, 2003 Through September 30, 2004. Commencing
           -------------------------------------------------------
October 1, 2003 and continuing through September 30, 2004, Employee will have such duties and responsibilities, consistent with his knowledge and experience, as are reasonably assigned to him by the respective Boards of Directors and Chief Executive Officers of Bank and GCB. Employee agrees to accept the titles, and to exercise the duties and responsibilities of offices, to which he may be appointed. Employee will remain actively employed during such twelve-month period, but may devote a portion of his business time to other endeavors provided such other endeavors do not violate Employee's restrictive covenants contained in paragraphs 6, 9 and 12 of this Agreement.

        f. Duties After September 30, 2004. Commencing October 1, 2004 and
           --------------------------------
continuing until the termination of this Agreement, subject to Employee's reasonable availability, Employee will render such services, consistent with his knowledge and experience, as are reasonably requested of him by the Chief Executive Officers of Bank and GCB. The parties anticipate that such services will be of a minimal part-time nature only.

     2. Base Compensation
        -----------------

        a. Base Compensation Through September 30, 2004. For Employee's services
           ---------------------------------------------
during from August 1, 2003 through September 30, 2004, GCB and Bank agree to continue to pay Employee a salary at the current level of his Base Compensation under the 1998 Employment Agreement, namely, Two Hundred Forty One Thousand Nine Hundred Dollars ($241,900) per annum, payable on the same schedule as salaries of other executive officers of Bank are paid. Whichever of Bank or GCB is the employer of Employee shall be responsible for paying Employee's salary. As of September 30, 2003, Employee shall be paid for any accrued but unused vacation pay.

        b. Base Compensation After September 30, 2004. For Employee's services
           -------------------------------------------
after September 30, 2004, GCB and Bank agree to pay Employee a salary at the rate of Twelve Thousand Dollars ($12,000) per annum. Such salary will be payable on the same schedule as salaries of other executive officers of Bank are paid. Bank will pay Employee such salary for so long as Bank is an employer of Employee hereunder during such period, and GCB will pay Employee such salary if it is Employee's sole employer hereunder.

        c. No Bonus. Employee will not be eligible for any bonus with respect to
          ----------
services rendered before or after August 1, 2003.

     3. Term. Employee's continued employment by GCB and Bank pursuant to this
        ----
Agreement is for the period commencing on August 1, 2003 and ending on the earlier of (a) Employee's sixty-fifth (65th) birthday, February 23, 2009 or (b) such earlier date as is determined in accordance with Section 9 hereof.

     4. Stock Options. Employee's existing stock options will (a) continue in
        -------------
force in accordance with their terms, and the Employee shall continue to be treated as a full time employee for this purpose until the end of the term of this Agreement, (b) continue to vest, become exercisable, lapse and be subject to forfeiture in accordance with their terms, and (c) not terminate or lapse solely by reason of this Agreement. Employee will not be entitled to participate in any employee stock option plans that GCB and/or Bank adopts from time to time after the date of this Agreement for the benefit of its executive employees.

     5. Other Benefits
        --------------

                    a. Participation in 401(k), Medical and Insurance Plans.
                       -----------------------------------------------------

                 (1) For services rendered through September 30, 2004, so long as this Agreement remains in force, Employee, and Employee's spouse (if any) during Employee's lifetime, will be entitled to continue to participate in GCB's and/or Bank's employee benefit plans that GCB and/or Bank maintains from time to time for the benefit of its employees and which include its executive employees relating to (a) 401(k) Savings Plan and Profit Sharing Plan for period ending December 31, 2003, (b) group term life insurance benefits, (c) group disability benefits, and (d) medical insurance and/or the reimbursement of uninsured medical expenses under the medical expense reimbursement plan maintained from time to time by GCB and/or Bank for its executive employees ("GCB Medical Plan"). Employee acknowledges that he will withdraw from and elect not to receive the benefit of any contributions to any of the 401(k) Savings Plan and Profit Sharing Plan after December 31, 2003.

                 (2) After September 30, 2004, so long as this Agreement remains in force, Employee may continue to participate in the GCB Medical Plan under the provisions of COBRA, the cost of which shall be reimbursed by the Bank; provided that not more than sixty (60) days and not less than thirty (30) days prior to the expiration of the COBRA period of eligibility, the Employee will be responsible to undertake to convert to individual coverage and the Bank will contribute to the cost thereof; provided, however, that the obligation of Bank and GCB under this subparagraph (2) shall be limited to the amount that the Bank and/or GCB would have been required to pay in order to provide coverage to a standard employee and his spouse under the GCB Medical Plan for such employee participating in said Plan after September 30, 2004.

        b.       Executive Supplemental Retirement Income Agreement. Reference
                 ---------------------------------------------------
is hereby made to the agreement among the parties hereto entitled "Executive Supplemental Retirement Income Agreement of George E. Irwin" dated as of January 1, 1999 ("SERP"). Employee will be entitled to the benefits described in the SERP, and Bank and GCB will continue to perform all benefit funding obligations under Section II thereof.

        c.       Expenses. Employee will be entitled to be reimbursed for all
                 --------
reasonable out-of-pocket business expenses which he shall incur in connection with his rendition of services under this Agreement upon substantiation of such expenses in accordance with applicable policies of GCB or Bank.

        d.       Car Allowance. For services rendered through September 30,
                 -------------
2004, Employee will continue to be entitled to a allowance for car expenses ("Car Allowance") of Nine Hundred and 00/100 Dollars ($900.00) per month. The Car Allowance will be paid in accordance with current practice. No Car Allowance will be payable for services rendered after September 30, 2004.

     6. Loyalty; Restrictive Covenants.
        ------------------------------

        a. Devotion to Performance. Between August 1, 2003 and September 30,
           ------------------------
2003, and except for illnesses, Employee covenants that he will devote all his full



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

business time, attention, skill, and efforts to the faithful performance of his duties hereunder. The phrase "full business time" as used herein means that Employee cannot be gainfully employed in any other position or job, but the time devoted to GCB and Bank shall be that amount of time usually devoted to like companies by chief executive officers.

        b. Noncompetition and Nonsolicitation Covenants.
           ---------------------------------------------

        (1) Between August 1, 2003 and September 30, 2003, Employee covenants that he will not engage in any business or activity contrary to the business affairs or interests of GCB or Bank.

        (2) Between August 1, 2003 and February 23, 2009, Employee covenants that he will not, directly or indirectly:

                 (a) solicit or induce any officer (including any loan officer) of GCB, Bank or any other affiliate of GCB, or any other person who is an employee of GCB, Bank or any other affiliate of GCB, to discontinue his or her employment with GCB, Bank or any other affiliate of GCB; or

                 (b) solicit or induce customers, agents, sales representatives or other business sources under contract or doing business with GCB, Bank or any other affiliate of GCB during Employee's term of employment to terminate, to reduce business with or divert business from GCB, Bank or any other affiliate of GCB.

        (3) Between October 1, 2003 and September 30, 2004, Employee covenants that he will not, directly or indirectly, without the prior consent of Bank and GCB, render services to or on behalf of any bank holding company, bank, savings and loan association, savings bank, mortgage company or other financial institution that offers products or services that are competitive with the Bank's Business ("Competing Financial Institution"), by acting in any manner or capacity, whether as an officer, principal, advisor, agent, partner, director, stockholder, employee of, or consultant to, any such Competing Financial Institution.

        (4) Between October 1, 2004 and September 30, 2005, Employee covenants that he will not, directly or indirectly, without the prior consent of Bank and GCB, render services to or on behalf of any bank holding company, bank, savings and loan association or savings bank formed after 1998 that offers such competitive products or services at or from one or more offices within a radius of twenty-five miles of Totowa, New Jersey, by acting in any manner or capacity, whether as an officer, principal, advisor, agent, partner, director, stockholder, employee of, or consultant to, any such bank holding company, bank, savings and loan association or savings bank formed after 1998.

        (5) Commencing October 1, 2005 and continuing until September 30, 2008, Employee covenants that he will not, directly or indirectly, without the prior consent of Bank and GCB, render services to or on behalf of any bank holding company, bank, savings and loan association or savings bank formed after 1998 that offers such competitive products or services from one or more offices within a radius of fifteen miles of Totowa, New Jersey, by acting in any manner or capacity, whether as an officer, principal, advisor, agent, partner, director, stockholder, employee of, or consultant to, any such bank holding company, bank, savings and loan association or savings bank formed after 1998.

        (6) In calculating the non-compete area set forth in paragraphs (4) and
(5) above, it is agreed and understood that they shall not extend beyond the boundaries of the State of New Jersey. Employee may accept employment with an institution located outside of the State of New Jersey, provided such institution does not have a branch within the prescribed area at the time of such employment or for a period of one (1) year thereafter or the expiration of the non-compete period, whichever comes first.

        (c) Investments. Nothing contained in this Section 6 shall be deemed to
            -----------
prevent or limit Employee's right to invest in the capital stock or other securities of any business dissimilar from that of GCB or Bank, or, solely as a passive or minority investor, in any business.

     7. Standards. Employee will perform his duties under this Agreement in
        ---------
accordance with such reasonable standards as the respective Boards of Directors of GCB or Bank may establish from time to time. GCB and/or Bank will provide Employee with working facilities and staff as may be reasonably required for him to perform his duties.

     8. Vacation and Personal Needs. Employee shall be entitled, without loss of
        ----------------------------
pay, to absent himself voluntarily from the performance of his employment with respect to GCB or Bank, respectively, under this Agreement, for vacations and/or other personal needs, provided such absences do not materially prevent Employee from performing his duties hereunder.

     9. Termination and Termination Pay. Employee's employment hereunder may be
        --------------------------------
terminated under the following circumstances:

        a. Death. Employee's employment under this Agreement shall terminate
           -----
upon his death during the term of this Agreement. In such event Employee's estate shall be entitled to receive the Base Compensation due to Employee through the last day of the calendar month in which his death occurred. Employee's beneficiary and/or estate shall have the benefit of all insurance programs in effect.

        b. Just Cause. The Board of Directors of GCB or Bank may, by written
           -----------
notice to Employee in the form and manner specified in this subsection, immediately terminate his employment with GCB or Bank, respectively, at any time, for "Just Cause" (as defined herein). Employee shall not be entitled to receive compensation or other benefits for any period after a termination of employment for Just Cause. The phrase "Just Cause" as used herein shall exist when there has been a good faith determination by GCB's or Bank's Board of Directors that there shall have occurred one or more of the following events with respect to Employee: (1) personal dishonesty with respect to Bank, GCB or any affiliate of GCB; (2) willful commission of an act that causes or that probably will cause substantial economic damage to GCB or Bank or substantial injury to their business reputation; (3) willful misconduct in connection with Employee's performance of his duties hereunder; (4) breach of fiduciary duty to Bank and/of GCB involving personal profit; (5) intentional failure to perform stated duties hereunder; (6) willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and desist order relating to the business of Bank and/or GCB; or (7) material breach of any provision of this Agreement. Notwithstanding the foregoing, Just Cause shall not be deemed to exist unless there shall have been delivered to Employee a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board of Directors of GCB or Bank at a meeting of such Board called and held for the purpose (after reasonable notice to Employee and an opportunity for Employee to be heard before the Board), finding that in the good faith opinion of the Board Employee was guilty of conduct described above and specifying the particulars thereof. Prior to holding a meeting at which the Board is to make a final determination whether Just Cause exists, if the Board of Directors of GCB or Bank determines in good faith at a meeting of Directors, by not less than a majority of its entire membership, that there is probable cause for it to find that Employee was guilty of conduct constituting Just Cause as described above, the Board of Directors may suspend Employee from his duties hereunder for a reasonable time not to exceed fourteen (14) days pending a further meeting at which Employee shall be given the opportunity to be heard before the Board. During any such period of suspension the Board of Directors may also suspend payment of Employee's base compensation and no stock options may be exercised.

     c. Termination or Suspension Under Federal Law.
        -------------------------------------------

        (1) If Employee is removed and/or permanently prohibited from participating in the conduct of Bank's affairs by an order issued under ss.8(e)(4) or ss.8(g)(1) of the Federal Deposit Insurance Act ("FDIA") (12 U.S.C. ss.1818(e)(4) and (g)(1)), all obligations of GCB and Bank under this Agreement shall terminate, as of the effective date of the order, but vested rights of the parties shall not be affected.

        (2) If Bank is in default (as defined in ss.3(x)(1) of FDIA), all obligations of GCB and Bank under this Agreement shall terminate as of the date of default; however, this subsection shall not affect the vested rights of the parties. In such event, the covenants against competition set forth herein shall no longer be applicable.

        (3) If a notice served under ss.8(e)(3) or ss.8(g)(1) of the FDIA
(12 U.S.C. ss.ss.1818(e)(3) and (g)(1)) suspends and/or temporarily prohibits Employee from participating in the conduct of Bank's affairs, GCB's and Bank's obligations under this Agreement shall be suspended as of the date of such service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, Bank shall (a) pay

Employee all or part of the compensation withheld while its contract obligations were suspended, and (b) reinstate (in whole or in part) any of its obligations which were suspended.

        d. Voluntary Termination by Employee; Covenant Not to Compete. Employee
           -----------------------------------------------------------
may voluntarily terminate employment with GCB and Bank during the term of this Agreement upon at least sixty (60) days' prior written notice to each of their respective Boards of Directors. In the event of such voluntary termination hereunder, Employee shall receive only his compensation, vested rights and employee benefits up to the date of his termination, and during the remaining term of this Agreement, Employee shall continue to observe the restrictive covenants set forth in paragraphs 6, 9 and 12 hereof.

     10. No Mitigation. Employee shall not be required to mitigate the amount of
         -------------
any payment provided for in this Agreement by seeking other employment or otherwise and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to Employee in any subsequent employment.

     11. Dispute Resolution. In the event that any dispute arises between
         ------------------
Employee and GCB and/or Bank as to the terms or interpretation of this Agreement, the parties will make reasonable efforts to resolve promptly such dispute. In the event such efforts are unsuccessful within a reasonable time, then each party hereto agrees that such dispute may, at the request of any other party hereto, be submitted to binding arbitration before the American Arbitration Association in Northern New Jersey. Any party may obtain judgment upon any final arbitration award rendered in any such proceeding.

     12. Confidentiality of Information; Nondisclosure Covenant. Employee
         ------------------------------------------------------
covenants that he will maintain the confidentiality of any nonpublic information concerning the operation or financial status of GCB and Bank, the names or addresses of any of Bank's customers, borrowers and depositors, any information concerning or obtained from such customers, borrowers and depositors and any other nonpublic information, knowledge or data of or concerning GCB or Bank to which Employee may be exposed during the course of his employment. Employee further covenants that, unless required by law or specifically permitted by GCB or Bank in writing, he will not disclose to any person or entity, either during or subsequent to his employment, any of the above mentioned nonpublic information which is not generally known to the public nor shall he employ such information in any way other than for the benefit of GCB and Bank.

     13. Reasonability of Covenants; Injunctive Relief.
         ---------------------------------------------

        a. Reasonability of Restrictive Covenants. Employee understands that the
           ---------------------------------------
restrictive covenants in paragraphs 6 and 9 hereof may prohibit or significantly limit Employee's ability to earn income from the use of his previous business experience and skills. Employee nevertheless believes, and acknowledges and represents to Bank and GCB, that in light of all of the circumstances relating to this Agreement, including without limitation the remuneration and other benefits he will receive under this

Agreement and with the proceeds of sale of his stock of GCB to GCB as provided elsewhere in this Agreement, such restrictions are reasonable and justified.

        b. Injunctive Relief. If there is a breach or threatened breach of the
           -----------------
provisions of the Covenants not to Compete contained in Section 6 or subsections 9.d.(3) or 9.e., or the prohibitions of improper disclosure contained in Section 12, of this Agreement, Employee acknowledges and agrees that Bank and/or GCB may suffer irreparable harm and/or harm that may be impossible or difficult to quantify, and that there is no adequate remedy at law for such breach. Accordingly, Employee hereby consents to the entry of a temporary restraining order, preliminary injunction, permanent injunction and/or other injunctive relief and/or other equitable relief by any court of competent jurisdiction in the event of a breach or threatened breach of such restrictive covenants by Employee. Employee further agrees that if any court of competent jurisdiction determines that Employee shall have actually breached any of such covenants, Employee shall reimburse Bank and GCB for their reasonable legal fees and other costs of enforcing any such actual breach.

     14. Representation of Employee. Employee hereby represents and warrants to
         --------------------------
GCB and Bank that he has full power and authority to enter into this Agreement and to perform his duties and obligations hereunder, and that the execution and performance hereof is not and will not in any manner conflict with or result in a violation of any other contract, agreement, covenant or restriction to which Employee is a party or by which he is bound. Employee further represents that he has been represented by independent legal counsel of his own selection in connection this Agreement and related matters.

     15. Redemption of Stock and Assignment of Insurance.
         -----------------------------------------------

        a. Redemption of Employee's GCB Stock. More or less concurrently with
           -----------------------------------
the execution of this Agreement, GCB is purchasing directly from Employee all GCB stock presently owned by Employee, including Employee's right to receive shares pursuant to a 2.5% stock dividend payable on July 31, 2003 (all such shares being hereinafter referred to as "Employee's GCB Stock"). The parties acknowledge that Employee's GCB Stock consists of 239,095 shares of GCB common stock, $0.50 par value per share, which includes 24,037 shares in the Employee's 401(k) Plan and that the purchase price being paid by GCB for Employee's GCB Stock is $16.00 ("Employee's Sale Price Per Share"). Said payment for Employee's stock shall be held in escrow by counsel to the Bank subject to the expiration of the period provided in Section 20.(c)(4). If, before August 1, 2004, it is announced that GCB is to be acquired by another entity in a business combination transaction in which the per share price GCB's shareholders are paid, as adjusted for stock dividends, stock splits, reverse stock splits and/or any other similar capital transaction (the "Acquisition Price Per Share"), exceeds the Employee's Sale Price Per Share, then, provided said acquisition closes prior to February 1, 2005, GCB will pay to Employee, at or about the time of the closing of such business combination, as an addition to Employee's Sale Price Per Share now being paid to Employee for Employee's GCB Stock, an amount equal to the product of (x) 239,095 multiplied by (y) the difference between the Acquisition Price Per Share and Employee's Sale Price Per Share.

        b.Assignment of Insurance. Bank is the owner of a certain Key Man Life
          ------------------------
Insurance Policy written by The Guardian Insurance and Annuity Company, Inc., Policy Number S-014553, insuring the life of Employee in the face amount of $500,000. More or less concurrently with the execution of this Agreement, Bank will assign all of its ownership rights in such Policy to Employee. Said assignment shall become effective upon the expiration of the period provided in
Section 20.(c)(4).

     16. Successors and Assigns.
         ----------------------

        a. Acquisition of GCB or Bank. This Agreement shall inure to the benefit
           --------------------------
of and be binding upon any corporate or other successor of GCB or Bank.

        b. No Assignment by Employee. Since GCB and Bank are contracting for the
           --------------------------
unique and personal skills of Employee, Employee shall be precluded from assigning or delegating his rights or duties hereunder without first obtaining the written consent of GCB and Bank.

     17. Joint and Several Liability. GCB and Bank shall be jointly and
         ---------------------------
severally liable for the payment of all amounts due under this Agreement and under the Supplemental Retirement Income Agreement. It is the understanding of the parties that Bank is not able, legally, to enter into a binding employment agreement for the position of President and Chief Executive Officer. It is with that understanding that GCB has agreed to be jointly and severally liable and to guarantee Bank's performance hereunder.

     18. Amendments. No amendments or additions to this Agreement shall be
         ----------
binding unless made in writing and signed by all of the parties hereto, except as herein otherwise specifically provided.

     19. Entire Agreement; 1998 Employment Agreement Superseded. This Agreement,
         ----------------
together with any modifications thereof as may hereafter be agreed to in writing by the parties, shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof. This Agreement supersedes and replaces the 1998 Employment Agreement in its entirety.

     20. Release.
         --------

        (a). In exchange for the consideration set forth in this Amended Employment Agreement, Employee agrees to release GCB, the Bank and any of its officers, directors, employees, agents, affiliates or subsidiaries of any claims or causes of action arising out of his employment with Bank or this change in his employment status. This release includes, but is not limited to, any claims arising under Federal or State law pertaining to discrimination, wrongful breach of employment contract, violation of public policy or any other legal theory or cause of action which may arise in connection with his


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


employment or this change in his employment status. This includes all claims arising under the Age Discrimination in Employment Act ("ADEA"). Notwithstanding the foregoing, the release by Employee in this paragraph shall not limit the right of Employee to seek to enforce the provisions of this Agreement.

     (b). Notwithstanding any provision of this Agreement to the contrary, Employee does not waive, limit or release, but rather retains, any and all rights and claims to indemnification which he may have from the Bank or GCB arising from their respective bylaws, as amended from time to time, or arising pursuant to the New Jersey Business Corporation Act.

     (c). Employee certifies as follows:

          (1) He has read and understands the terms of the Agreement;

          (2) He has been advised to and has consulted with legal counsel of his own choosing prior to signing this Agreement;

          (3) He has been given twenty-one (21) days to review this Agreement and consult with regard to it;

          (4) He has seven (7) days from the date he signs this Agreement within which to revoke it. This Agreement shall be binding, effective and enforceable automatically on the eighth day after it is signed by Employee unless he delivers to GCB and the Bank c/o Richard S. Miller, Esq., Williams, Caliri, Miller & Otley, P.C., 1428 Route 23, Wayne, NJ 07470, written notice of his revocation of this Agreement on or before the end of business on the seventh day after he signs the Agreement.

     21. Applicable Law.
         --------------

        a. State Law. Except to the extent preempted by Federal law, the laws of
           ---------
the State of New Jersey shall govern this Agreement in all respects, whether as to its validity, construction, capacity, performance or otherwise.

        b. Compliance with Law and Regulation. All provisions of this Agreement
           ----------------------------------
are intended to be consistent with and comply with all laws and regulations enacted or promulgated both before and after August 1, 2003, applicable to GCB and Bank, and to the extent that any provision is inconsistent or in non-compliance, such provision shall be deemed void.

     22. Severability. The provisions of this Agreement shall be deemed
         ------------
severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

     23. Headings. Headings contained herein are for convenience of reference
         --------
only and are not intended to affect the meaning of the text of this Agreement.

     24. Counsel Fees. GCB will reimburse Employee for counsel fees incurred in
         -------------
the negotiation and execution of this Agreement to a limit of $2,500.00.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

ATTEST:                                   GREATER COMMUNITY BANK
/s/ Michelle Danello                      By:      /s/ Anthony M. Bruno, Jr
----------------------------                       -----------------------------
Michelle Danello                                   Anthony M. Bruno, Jr.
Assistant Secretary                                Chairman of the Board of
                                                   Directors

ATTEST:                                   GREATER COMMUNITY BANCORP
/s/ C. Mark Campbell                      By:      /s/ Anthony M. Bruno, Jr.
----------------------------                       -----------------------------
C. Mark Campbell                                   Anthony M. Bruno, Jr.
Assistant Secretary                                Chairman of the Board of
                                                   Directors

WITNESS:                                  EMPLOYEE
 /s/ Mark Campbell                           /s/ George E. Irwin
----------------------------              --------------------------------------
C. Mark Campbell                          George E. Irwin, individually




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